EXHIBIT 1

SEDI	Page 1 of 1

2006-02-01, 12:02:22, EST

Insider: Preble.C	Issuer: Peru Copper Inc	Security: Warrants Common

Security designation Opening balance of securities or contracts held	Warrants (Common Shares) 30000
Filing date	2006-02-01
Date of transaction	2006-01-25
Nature of transaction	54 - Exercise of warrants
Number or value of securities or contracts acquired
Equivalent number or value of underlying securities acquired
Number or value of securities or contracts disposed of	30000
Equivalent number or value of underlying securities disposed of	30000

Unit price or exercise price		Currency	American Dollar
Conversion or Exercise price	2.00	Currency	American Dollar
Date of expiry or maturity	2006-03-18
Closing balance of securities or contracts held	0

General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

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SEDI	Page 1 of 1

Back 2006-02-01, 12:05:21, EST

Insider: Preble.C	Issuer: Peru Copper Inc	Security: Common Sha	Holder: Preble Family

File insider report - Completed

The transaction has been reported.

Reported transactions for this session.

Security designation	Registered holder	Opening Balance	Date of transaction	Nature of transaction	Number or value acquired or disposed of
Common Shares	Preble Family Revocable Trust	60000	2006-01-25	54 - Exercise of warrants	30000

Warrants (Common Shares)		30000	2006-01-25	54 - Exercise of warrants	-30000

SEDI	Page 1 of 1

2006-02-01, 12:05:05, EST

Insider: Preble.C	Issuer: Peru Copper Inc	Security: Common Sha	Holder: Preble Family Revoca

Security designation	Common Shares
Opening balance of securities held	60000
Filing date	2006-02-01
Date of transaction	2006-01-25
Nature of transaction	54 - Exercise of warrants
Number or value of securities acquired	30000
Unit price or exercise price	2.00	Currency	American Dollar
Closing balance of securities held	90000

General remarks (if necessary to

    describe the transaction)

Private remarks to securities regulatory authorities

Next